Exhibit 99.1

Transatlantic Holdings, Inc. Announces First Quarter Results

NEW YORK--(BUSINESS WIRE)--April 30, 2009--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income for the first quarter of 2009 of $75.2 million, or $1.13 per common share (diluted), compared to net income of $115.7 million, or $1.73 per common share (diluted), in the first quarter of 2008.

Income before income taxes for the first quarter of 2009 amounted to $90.3 million compared to $145.2 million in the first quarter of 2008. For the first quarter of 2009 and 2008, income before income taxes includes realized net capital losses of ($60.6) million and ($15.1) million, respectively. The significant realized net capital losses in the first quarter of 2009 include other-than-temporary impairment write-downs due mostly to the continued disruptions in the financial markets. (Refer to the analysis of realized net capital losses in the Consolidated Statistical Supplement for detail of the components of realized net capital losses.)

Commenting on results, Robert F. Orlich, Chairman, President and Chief Executive Officer, said, “We are very pleased with the positive trends exhibited in many facets of our business this quarter. We continued to cultivate our long term relationships with customers and brokers, some of which stretch back over twenty-five years, and demonstrate to our stakeholders the underlying strength and value of our franchise.

“Net premiums written surpassed $1 billion, underwriting performance was solid and our history of strong positive operating cash flows continued unabated. Net income for the quarter reflected our operating strength, offset in part by other-than-temporary impairment write-downs of invested assets caused by ongoing market stress. Such write-downs, however, were significantly less than in recent quarters. Book value per share increased 3.8% since year-end 2008."

On current market conditions, Mr. Orlich remarked, “Property reinsurance rates, terms and conditions have improved, particularly in U.S. peak exposure areas and, to a lesser extent, in peak international areas. The improvements are primarily a function of the current financial market environment which has led to an increase in demand for property catastrophe reinsurance, and at the same time, a decrease in available reinsurance capacity. Casualty terms and conditions are still reasonable, but price movements, depending upon class, have been uneven. The reinsurance marketplace as a whole continues to be disciplined.”

Net premiums written for the first quarter of 2009 totaled $1.05 billion compared to $1.04 billion in the first quarter of 2008, an increase of 1.1%. The impact of changes in foreign currency exchange rates significantly reduced the increase in net premiums written in the first quarter of 2009 compared to the same prior year quarter. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the change in net premiums written between periods.) International business represented 44% of net premiums written in the first quarter of 2009 versus 47% in the first quarter of 2008.

The combined ratio for the first quarter of 2009 was 95.0% versus 94.1% in the comparable 2008 period. Net losses and loss adjustment expenses incurred include estimated net reserve development related to losses occurring in prior years. Such development was immaterial in the first quarter of 2009 and 2008. Net catastrophe costs for the first quarter of 2009 and 2008 were also not material.

Net loss and loss adjustment expense reserves increased $6.2 million during the first quarter of 2009, bringing the amount of such reserves to $7.36 billion at March 31, 2009. The overall increase in net loss reserves was reduced by the exchange rate impact of the changes in certain foreign currency exchange rates against the U.S. dollar during the quarter. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

TRH’s loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses expressed as a percentage of net premiums written. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries.

Net investment income totaled $109.8 million for the first quarter of 2009 compared to $117.2 million in the first quarter of 2008. The decrease in net investment income is due largely to the impact of changes in foreign currency exchange rates compared to the U.S. dollar and a decrease in investment income from other invested assets. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

Additionally, in the first quarter of 2009, TRH repurchased $26 million principal amount of its senior notes for $16 million, realizing a gain of $10 million. There were no such repurchases in the first quarter of 2008.

At March 31, 2009, TRH’s consolidated assets and stockholders’ equity was $13.68 billion and $3.32 billion, respectively. Book value per common share was $50.04.

In the first quarter of 2009, the Board of Directors declared a quarterly cash dividend of $0.19 per common share to stockholders of record as of June 5, 2009, payable on June 19, 2009.

Visit – www.transre.com – for additional information about TRH.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2008 as well as its future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Statement of Operations Data:
	Three Months Ended
	March 31,
	2009	2008	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$1,047,102	$1,035,613	1.1%
Increase in net unearned premiums	(70,571)	(18,424)
Net premiums earned	976,531	1,017,189	(4.0)
Net investment income	109,818	117,209	(6.3)
Realized net capital losses	(60,571)	(15,051)
Gain on early extinguishment of debt	9,878	-
Total revenues	1,035,656	1,119,347	(7.5)

Expenses:
Net losses and loss adjustment expenses	669,814	675,429
Net commissions	244,188	256,741
Other underwriting expenses	32,726	30,324
Increase in deferred acquisition costs	(17,365)	(5,804)
Interest on senior notes	10,362	10,858
Other, net	5,655	6,580
Total expenses	945,380	974,128

Income before income taxes	90,276	145,219	(37.8)
Income taxes	15,040	29,566
Net income	$75,236	$115,653	(34.9)

Net income per common share:
Basic	$1.13	$1.75	(35.1)%
Diluted	1.13	1.73	(34.7)

Cash dividends per common share	0.19	0.16	18.8

Weighted average common shares outstanding:
Basic	66,364	66,240
Diluted	66,576	66,805

Ratios:
Loss	68.6%	66.4%
Underwriting expense	26.4	27.7
Combined	95.0	94.1

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of March 31, 2009 and December 31, 2008

Balance Sheet Data:
	2009	2008
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2009-$1,241,876; 2008-$1,210,432)	$1,217,532	$1,218,603
Available for sale, at fair value (amortized cost: 2009-$8,402,113; 2008-$8,294,813)	8,294,218	8,013,071
Equities, available for sale, at fair value:
Common stocks (cost: 2009-$440,190; 2008-$479,714)	389,623	425,645
Nonredeemable preferred stocks (cost: 2009-$66,680; 2008-$102,804)	50,034	98,230
Other invested assets	262,249	243,795
Short-term investments, at cost (approximates fair value)	217,071	230,213
Total investments	10,430,727	10,229,557
Cash and cash equivalents	444,034	288,920
Accrued investment income	139,678	141,563
Premium balances receivable, net	629,897	665,187
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	804,189	790,499
Deferred acquisition costs	253,931	239,610
Prepaid reinsurance premiums	106,995	84,238
Deferred income taxes	663,771	692,345
Other assets	202,985	245,019
Total assets	$13,676,207	$13,376,938
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,137,832	$8,124,482
Unearned premiums	1,300,521	1,220,133
5.75% senior notes due December 14, 2015:
Affiliates	448,395	448,346
Other	248,570	273,897
Other liabilities	219,982	111,860
Total liabilities	10,355,300	10,178,718

Preferred Stock, $1.00 par value; shares authorized: 5,000,000; none issued	-	-
Common Stock, $1.00 par value; shares authorized: 100,000,000;
shares issued: 2009-67,353,258; 2008-67,353,258	67,353	67,353
Additional paid-in capital	269,500	268,027
Accumulated other comprehensive loss	(199,102)	(257,690)
Retained earnings	3,205,075	3,142,449
Treasury Stock, at cost; 988,900 shares of common stock	(21,919)	(21,919)
Total stockholders' equity	3,320,907	3,198,220
Total liabilities and stockholders' equity	$13,676,207	$13,376,938

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended
	March 31,
	2009	2008
	(in thousands)
Net cash provided by operating activities	$244,584	$284,138

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	285,647	681,266
Proceeds of fixed maturities available for sale redeemed or matured	114,335	233,094
Proceeds of equities available for sale sold	115,413	237,031
Purchase of fixed maturities available for sale	(610,581)	(1,117,952)
Purchase of equities available for sale	(92,432)	(254,867)
Net (purchase) sale of other invested assets	(24,994)	1,072
Net sales in securities lending invested collateral	-	29,839
Net sale (purchase) of short-term investments	12,616	(49,734)
Change in other liabilities for securities in course of settlement	156,415	19,858
Other, net	(15,152)	12,635
Net cash used in investing activities	(58,733)	(207,758)
Cash flows from financing activities:
Net change in securities lending payable	-	(29,839)
Dividends to stockholders	(12,609)	(10,599)
Proceeds from common stock issued	-	375
Repurchase of senior notes	(15,479)	-
Other, net	(429)	(243)
Net cash used in financing activities	(28,517)	(40,306)
Effect of exchange rate changes on cash and cash equivalents	(2,220)	1,758
Change in cash and cash equivalents	155,114	37,832
Cash and cash equivalents, beginning of period	288,920	255,432
Cash and cash equivalents, end of period	$444,034	$293,264

Supplemental cash flow information:
Income taxes paid, net	$7,180	$21,550
Interest paid on senior notes	-	-

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income Data:
	Three Months Ended
	March 31,
	2009	2008
	(in thousands)
Net income	$75,236	$115,653

Other comprehensive income (loss):
Net unrealized appreciation (depreciation) of investments, net of tax
Net unrealized holding gains (losses)	104,941	(216,106)
Deferred income tax (charge) benefit on above	(36,730)	75,639
Reclassification adjustment for losses included in net income	55,846	8,945
Deferred income tax charge on above	(19,546)	(3,131)
	104,511	(134,653)

Net unrealized currency translation (loss) gain, net of tax:
Net unrealized currency translation (loss) gain	(70,652)	86,707
Deferred income tax benefit (charge) on above	24,728	(30,347)
	(45,924)	56,360

Other comprehensive income (loss)	58,587	(78,293)

Comprehensive income	$133,823	$37,360

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data:

Net premiums written by office:
	Three Months Ended
	March 31,
	2009	2008
	(in thousands)

Domestic	$584,373	$548,122

International:

Europe:
London	181,049	207,438
Paris	62,128	91,482
Zurich	104,504	83,433
	347,681	382,353

Other:
Toronto	17,189	20,344
Miami (Latin America and the Caribbean)	68,233	53,227
Hong Kong	18,070	23,364
Tokyo	11,556	8,203
	115,048	105,138

Total international	462,729	487,491

Total net premiums written	$1,047,102	$1,035,613

Net effect of changes in foreign currency exchange rates on the change in net premiums written in 2009 as compared to 2008:

	Three
	Months Ended
	March 31,
Increase in original currency	8.7%
Foreign exchange effect	(7.6)
Increase as reported in U.S. dollars	1.1%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data (estimated):
	Three Months Ended
	March 31,
	2009	2008

Treaty	97.6%	97.1%
Facultative	2.4	2.9
	100.0%	100.0%

Property	27.1%	28.1%
Casualty	72.9	71.9
	100.0%	100.0%

Total gross premiums written (in thousands)	$1,134,327	$1,131,262

Source of gross premiums written:

Affiliates	12.4%	12.2%
Other	87.6	87.8
	100.0%	100.0%

Supplemental Net Loss and Loss Adjustment Expense Reserve Data:

Changes in net loss and loss adjustment expense reserves:

	Three Months Ended
	March 31,
	2009	2008
	(in millions)
Reserve for net unpaid losses and loss
adjustment expenses at beginning of period	$7,349.1	$6,899.7
Net losses and loss adjustment expenses incurred	669.8	675.4
Net losses and loss adjustment expenses paid	615.1	469.3
Foreign exchange effect	(48.5)	29.8
Reserve for net unpaid losses and loss
adjustment expenses at end of period	$7,355.3	$7,135.6

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:

Net investment income:
	Three Months Ended
	March 31,
	2009	2008
	(in millions)
Fixed maturities	$106.2	$106.3
Equities	4.1	3.2
Other invested assets (including hedge funds)	(2.0)	4.1
Other	3.9	5.9
Total investment income	112.2	119.5
Investment expenses	(2.4)	(2.3)
Net investment income	$109.8	$117.2

Realized net capital (losses) gains:
	Three Months Ended
	March 31,
	2009	2008
	(in millions)
Sales and redemptions of securities	($10.4)	$0.5
Other-than-temporary impairment write-downs	(45.5)	(9.5)
Net foreign currency transaction losses	(4.7)	(6.1)
Realized net capital losses	($60.6)	($15.1)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Investments by category:
	March 31, 2009
	Amount	Percent
	(dollars in thousands)
Fixed maturities:
Held to maturity (at amortized cost):
Municipalities	$1,217,532	11.7%

Available for sale (at fair value):
Corporate	1,941,771	18.6
U.S. Government and government agencies	22,738	0.2
Foreign government	256,672	2.5
Municipalities	5,570,234	53.4
Asset-backed securities	502,803	4.8
	8,294,218	79.5
Total fixed maturities	9,511,750	91.2
Equities available for sale:
Common stocks	389,623	3.7
Nonredeemable preferred stocks	50,034	0.5
Total equities	439,657	4.2
Other invested assets	262,249	2.5
Short-term investments	217,071	2.1
Total investments	$10,430,727	100.0%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

Ratings as of March 31, 2009:

	AAA	AA	A	BBB	Other (a)	Total
	(in millions)
Held to maturity:
Non-asset-backed (b)	$588	$523	$85	$22	$-	$1,218

Available for sale:
Asset-backed:
Commercial mortgage-backed	96	-	9	7	-	112
Residential mortgage-backed	315	11	-	-	28	354
Other asset-backed	23	-	4	10	-	37
Non-asset-backed (b)	2,767	3,794	1,166	52	12	7,791
Total available for sale	3,201	3,805	1,179	69	40	8,294

Total fixed maturities	$3,789	$4,328	$1,264	$91	$40	$9,512

Percent of total fixed maturities	39.8%	45.5%	13.3%	1.0%	0.4%	100.0%

(a)	Consists of $18 million of BB rated securities, $11 million of B rated securities, $8 million of CCC rated securities and $3 million of not-rated securities.
(b)	Non-asset-backed fixed maturities in the aggregate include insured municipal bonds with ratings as follows:
	AAA	AA	A	BBB	Below BBB or Not Rated	Total
Insured rating	$1,196	$1,655	$239	$-	$-	$3,090
Underlying rating	277	2,014	745	43	11	3,090

Duration as of March 31, 2009: 6.1 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Other investment data:
	Three Months Ended
	March 31,
	2009	2008

Pre-tax yield on fixed maturity portfolio (a)	4.4%	4.4%

Effective tax rate on net investment income (b)	14.1%	15.1%

(a)	Represents annualized pre-tax net investment income from fixed maturities (excluding fixed maturities included in securities lending invested collateral) for the periods indicated divided by the average balance sheet carrying value of the related fixed maturity portfolio for such periods.
(b)	Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:
	(Estimated)
	March 31,	December 31,
	2009	2008
	(in thousands)
Statutory surplus of Transatlantic Reinsurance Company®	$ 3,490,000	$ 3,534,148

CONTACT:
Transatlantic Holdings, Inc., New York
Steven S. Skalicky, 212-770-2040